OFFER TO PURCHASR

                          NORTHPORT INDUSTREES, INC.
                              c/o P. 0. Box 1227
                          Spur 239 and Adlerete Road
                                Del Rio, Texas
                                    78840

                                                    DATE: AUGUST 14,1998

     TO:  MATT BAUMGARTNER
          KARL JOH GUMMIWARENFABRIK GmbH
          GECAMCO INTERNATIONAL INC.
          GECAMCO ASSOCIATES INC.
          JEAN MICHELINI
          (individually, a "Shareholder" and, collectively, the "Shareholders")

     NORTHPORT INDUSTRIES, INC. (the "Purchaser") seeks to acquire all of the shares in the capital stock of JOH RUBBER INC. (the "Corporation"), upon the following terms:

     1. The Purchaser offers to purchase from each of the Shareholders all, but not less than all of their respective shares in the capital stock of the Corporation (the '?urchased Shares"), currently held by the Shareholders.

     2. The purchase price (the "Purchaseprice) shall be paid at Closing by the issuance of 193,767 restricted Common shares in the capital stock of the Purchaser (with attributes as contained in Schedule "A" attached hereto (the "Northport Shares")) to each of the Shareholders in an apportionment based on the Shareholders' respective ownership of the Purchased Shares as set out in section 3, and based on a share price equal to the arithmetical average of the closing price of the Northport Shares on the NASDAQ Exchange on each of the five (5) trading days preceding the second day preceding the Closing (the "Market Value" (the current fisted value of the Northport Shares on the NASDAQ Exchange, as of the above date being US$6.00 per share).

     3. The Purchase Price shall be apportioned to the Purchased Shares as follows:

              (a) for each Special share of the Corporation, the equivalent amount of Northport Shares calculated using the Market Value on the basis of each Special share of the Corporation having a value of CAN$1.00 Dollar for each share; and

             (b) the remainder of the Northport Shares, to be divided equally amongst each of the Common shares of the Corporation.

     4. This Offer is open for acceptance by at least a majority of the Shareholders for a period of ton (10) days from the date hereof, failing, which this Offer shall be automatically withdrawn by the Purchaser without further obligation of the parties to consummate the transactions. In the event that this Offer is accepted by a majority of the Shareholders (the "Control Shareholders") and not all of the Shareholders, then the Control Shareholders shall immediately initiate the provisions of the unanimous shareholders agreement between the Shareholders dated as of the 3 1 st day of March, 1992 (the "Shareholders Agreement") by causing the Corporation to offer the Control Shareholders' shares to the other Shareholders pursuant to section 5.3 of the Shareholders Agreement and by invoking the provisions of section 5.6(b) of the Shareholders Agreement to cause the other Shareholders to sell their shares pursuant to this Offer. In the event that the Control Shareholders fail to initiate the provisions of the Shareholders Agreement within ten (10) days of acceptance of this offer, or in the event that the other Shareholders purchase the shares of the Control Shareholders pursuant to section 5.3 of the Shareholders Agreement, then this offer shall be automatically withdrawn by the Purchaser without further obligation of the parties to consummate the transactions.

     5. The Purchaser's obligation to consummate the transactions contemplated pursuant to the provisions of this Offer is subject to the satisfaction, prior to or at the Closing, of each of the following conditions:

          (a) the Shareholders shall have performed, complied with and fulfilled all of the provisions of Shareholders Agreement with respect to the sale of the Purchased Shares;

         (b) each of the representations and warranties of Shareholders contained in this Offer shall be true and correct in all respects at and as of the Closing with the same force and effect as if made at and as of the day of Closing;

         (c) the Shareholders shall have performed, complied with and fulfilled or caused the Corporation to perform, comply with and fulfill, all of the covenants, agreements, obligations and conditions required by this Offer to be performed, complied with or fulfilled by Shareholders or the Corporation prior to or at the Closing;

        (d) the consurnmation of the transactions will result in the Purchaser acquiring all of, and not less than all of, the shares in the capital of the Corporation;

         (e) neither Shareholders nor the Corporation shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose material limitations on the ability of Purchaser to exercise full rights of ownership of the Purchased Shares or the assets of the Corporation and no action, suit, proceeding, or investigation shall be pending or, to the best knowledge of Shareholders and the Corporation, threatened which, in the opinion of counsel to Purchaser, is reasonably likely to result in any such order, decree or injunction; and

         (f) Shareholders and the Corporation shall have obtained all consents and authorizations of governmental authorities and other third parties required to effect the transactions contemplated by this Offer.

    6. The Shareholders, jointly and severally covenant, represent and warrant to the Purchaser as follows:

         (a) the Shareholders have the authority to transfer the Purchased
Shares;

         (b) the Purchased Shares are now and will be, at the time of Closing, beneficially owned by the Shareholders with a good and marketable title, free and clear of all liens, charges, security interests, adverse claims, pledges and other encumbrances whatsoever;

         (c) the Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Ontario, and holds all licenses, registrations, authorizations and qualifications in connection therewith;

        (d) the Corporation does not directly or indirectly own any equity or similar interest in any corporation, partnership, joint venture or other business association or entity other than Gecamex Technologies Inc., in which corporation, the Corporation is the beneficial owner of 289,203 Common shares and which shares of Gecamex Technologies Inc., the Corporation shall continue to own, unencumbered as at the Closing;

        (e) the Corporation has prepared and filed or will prepare and file on time with all appropriate governmental authorities all tax returns and other documents that are required to be filed in respect of any taxes for all fiscal periods ending on or prior to the Closing and all returns or other documents which have been filed are correct and complete in all material respects;

        (f) the Corporation has paid, in full, all taxes due and payable with respect to fiscal periods ending before the Closing, including all installments due and payable in respect of taxes for its current year;

        (g) there are no actions, suits, causes of action, disputes, claims, investigations, or legal, grievance, arbitration, administrative or other proceedings in progress, pending or, to the best knowledge of Shareholders, threatened by or against Shareholders or the Corporation, or with respect to the consummation of the transactions contemplated by this Offer;

        (h) the Corporation is not a party to any of the following:

          (i) any indenture, mortgage, note, guaranty, letter of credit, installment obligation, agreement, or other instrument relating to the borrowing of money or the guaranteeing of any obligation, including any obligation for the borrowing of money;

            (ii) any agreements, commitments and other arrangements, to which the Corporation is a party, other than the Shareholders Agreement;

        (i) the Corporation has been operated in the ordinary course and the Corporation has not:

               (i) sold or in any way transferred or otherwise disposed of any of its assets or property;

               (ii) incurred any obligation or liability, absolute, accrued, contingent, or otherwise, whether due or to become due;

               (iii) made or suffered any material adverse change in its financial condition or its assets;

               (iv) mortgaged, pledged or subjected to hen, charge, security interest, or any other encumbrance or restriction any of its assets;

               (v) sold, transferred or disposed of any of its assets;

               (vi) declared, set aside or paid any dividend or other distributions, payments or other transfers of any cash or other property;

        (j) the Corporation owns all of the assets purported to be owned by it free and clear of all mortgages, hens, pledges, charges, security interests, encumbrances, easements, encroachments, rights of third parties, or other interests of any kind or character;

        (k) no person, firm or corporation has now or will have at the time of Closing any agreement or option or right or privilege capable of becoming an agreement or option from the Shareholders or the Corporation in respect of the Purchased Shares;

        (l) the Shareholders are now and shall be, at the time of Closing, not non-residents within the meaning of the Income Tax Act (Canada) or, alternatively, the Shareholders shall each comply with the provisions of
Section 116 of the Income Tax Act (Canada) by providing a certificate pursuant to such section to the Purchaser on the closing; and

        (m) that following the Closing of the transaction herein contemplated, the Shareholders will have no finther claims against the Corporation and shall have provided a release to the Purchaser in the form of the release attached as Schedule "B".

7. The representations and warranties of the Shareholders contained in this Offer or contained in any closing document given pursuant hereto shall not merge on the Closing, shall survive the completion of the transaction and shall continue in full force and effect.

8. The closing of the transactions herein contained (the "Closing") shall be completed at the offices of the solicitors for the Purchaser, within thirty
(30) days of the acceptance (or deemed acceptance by the terms of the Shareholders Agreement) of this Offer by all of the Shareholders, or such date as the individual Shareholders and the Purchaser may agree.

9. At or before the Closing, the Shareholders shall deliver to tLe Purchaser the following:

     (a) share certificates, documents or titles or other evidence of ownership representing the Purchased Shares duly endorsed for transfer and such executed transfer documents necessary to convey title of the Purchased Shares to the Purchaser.

     (b) resignations of each of the directors and officers of the Corporation;
     (c) releases from each of the Shareholders for any claims any of them have against the Corporation, in a form of the release attached hereto as Schedule "B"

10. At or before the Closing, the Purchaser shall deliver to the Shareholders the shares in the capital stock of the Purchaser representing the payment of the Purchase Price as required herein.

11. Time shall be of the essence of this Offer.

12. This Offer, once accepted, shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and lawful assigns except that none of the parties hereto may assign this Offer or any of their rights or obligations hereunder unless the prior written consent of the other party hereto is first obtained.

13. The Purchaser and each of the Shareholders shall each bear their respective costs and expenses.

14. This Offer and its acceptance may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile signature shall be accepted as an original execution hereon.

                                  NORTHPORT INDUSTRIES, INC.

                             Per:/s/Robert Michelli
                                     I have authority to bind the
                                     Corporation.

    THE UNDERSIGNED accept the above Offer as of the date hereinafter provided.

    Dated this       day of               1998.

                                 /s/Matt Baumgartner

   Dated this        day of               1998.

                                 KARL JOHN GUMMIWARENFABRIK
                                 GmbH

                                 Per:
                                     I have authority to bind the
                                     Corporation.

   Dated this      day of            1998.

                             GECAMCO INTERNATIONAL INC.

                             Per:
                                    I have authority to bind the
                                    Corporation.


     Dated this      day of            ,1998.

                                    GECAMCO  ASSOCIATES INC.

                              Per: Matt Baumgartner
                                       I have auth to bind the Corporation.

     Dated this      day of             1998.

                                   JEAN MICHELINI
                                 SCHEDULE "B"
                                  RELEASE

     TO:      NORTHPORT INDUSTRIES, INC.

    IN CONSIDERATION of the sum of One Dollar ($1.00) now paid by you to the undersigned, (the receipt and sufficiency of which is hereby acimowledged by the undersigned) and of other good and valuable consideration, the undersigned hereby releases and forever discharges you from all actions, causes of action, debts, contracts, claims and demands whatsoever which the undersigned, howsoever now has or hereinafter can, shall or may have, for any cause, matter or thing whatsoever existing up to the date of execution hereof, and in particular, without in any way limiting the generality of the foregoing, in respect of any and all claims arising as a result of the undersigned being a shareholder of JOH RUBBER INC.

    This Release shall not apply to any matters arising as an obligation to the Vendors pursuant to the Agreement between you and the undersigned in respect to the purchase of shares in JOH RUBBER INC.

    This Release shall enure to the benefit of your heirs, executors, administrators and assigns, and shall be binding upon each of the undersigned, their respective heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF this Release has been executed this day of 1998.

        SIGNED, SEALED AND DEIJVERED in the presence of.